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                AMENDMENT NO. 1 TO STRATEGIC ALLIANCE AGREEMENT
                -----------------------------------------------

     This AMENDMENT NO. 1 TO STRATEGIC ALLIANCE AGREEMENT (the "Amendment") is entered into as of September 16, 1999 between American Superconductor Corporation, a Delaware corporation ("ASC"), CHARTH (Compagnie Holding d'Applications et de Realisations Thermiques et Hydrauliques) S.A. ("CHARTH"), a French corporation and a wholly-owned subsidiary of Electricite de France ("EDF"), and E.D.F. Capital Investissement, S.A. ("ECI"), a French corporation and a wholly-owned subsidiary of EDF.

     WHEREAS, pursuant to the terms of the Strategic Alliance Agreement (the "Strategic Alliance Agreement"), dated April 1, 1997, between ASC and CHARTH, ASC issued to CHARTH 1,000,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock");

     WHEREAS, CHARTH desires to transfer all of its interests in the Shares to ECI for no consideration;

     WHEREAS, the parties wish to provide for the assignment by CHARTH of all of its rights and obligations under the Strategic Alliance Agreement to ECI and for the assumption by ECI of all of CHARTH's rights and obligations under the Strategic Alliance Agreement; and

     WHEREAS, the parties desire to amend the Strategic Alliance Agreement in the manner set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual obligations and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

     1.  Transfer of Shares.
         ------------------

         To take effect upon the delivery to ECI of the certificate representing the Shares (Certificate No. 2427) duly endorsed in blank, or accompanied by a stock power duly endorsed in blank, CHARTH does hereby assign and transfer to ECI, and ECI hereby accepts, all of CHARTH's right, title and interest to the Shares.
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     2.  Assignment and Assumption.
         -------------------------

         To take effect upon delivery of the certificate representing the Shares pursuant to Section 1 hereof, CHARTH does hereby assign and transfer to ECI, and ECI does hereby accept and assume, all of CHARTH's rights and obligations under the Strategic Alliance Agreement. ECI hereby agrees to discharge all of CHARTH's obligations under the Strategic Alliance Agreement.

     3.  Amendment.
         ---------

         The third paragraph of Section 13 of the Strategic Alliance Agreement shall be amended in its entirety to read as follows:

               "If to the Purchasers, at 50 rue de Montceau 75008 Paris, France,
         Attn: President, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Purchaser's designee on the board at the following address: Electricite de France, 1 Avenue du General de Gaulle, Clamart 92140 France."

     4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    CHARTH (COMPAGNIE HOLDING D'APPLICATIONS ET
                                    DE REALISATIONS THERMIQUES ET HYDRAULIQUES)
                                    S.A.

                                      /s/ Alain Bertay
                                    -------------------------------------------
                                    By:   Alain Bertay
                                    Title:  Chief Executive Officer

                                    E.D.F. CAPITAL INVESTISSEMENT, S.A.

                                    /s/ Jacques Chavin
                                    -------------------------------------------
                                    By: Jacques Chavin
                                    Title: President

                                    AMERICAN SUPERCONDUCTOR CORPORATION

                                    /s/ Greg Yurek
                                    -------------------------------------------
                                    By:  Greg Yurak
                                    Title:  President

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